Exhibit 99.1

New Jersey Mining Company Provides Expanded

Exploration Focus and Central Idaho Update

COEUR D'ALENE, Idaho, April 22, 2020 (ACCESSWIRE) -- New Jersey Mining Company (OTCQB: NJMC) (“NJMC” or the “Company”) is pleased to discuss an expanded exploration focus and update on its Central Idaho properties.

NJMC President and CEO, John Swallow stated, “While we await the ‘next normal’, the events of the last few months have brought to the forefront widespread awareness that ‘just-in-time’ inventory management will need to evolve and the fragility from reliance on foreign sources (of everything) are now in the public domain. And as a result, it is our belief that a number of long-standing domestic commodity concerns have moved up in importance by at least a decade. This brief update is to inform our stakeholders that we are adding a strategic area of interest and approaching it with the same low-cost/high-potential business philosophy we used in the assembly of our existing gold holdings.”

In addition to our country’s much needed infrastructure improvements and hopefully more logical view toward a greener future – both of which will result a tremendous amount of mineral demand

– we believe the security and creation of other national inventories will also garner attention. And since the best time to plant a tree was yesterday (and the next best time is today), this year we plan to advance our existing gold portfolio in addition to some of the critical elements outlined in Executive Order 13817 and other related agency reports.

It is well documented that the United States currently imports 100% of many critical minerals from countries such as China. As American citizens we are sensitive to the fact that the sources and prices of these strategic commodities are largely controlled by those who do not have our national interests in mind. We believe that the next wave of domestic realization will relate to defensive readiness and possibly support for public/private partnerships with regard to strategic mineral use in future technologies, national stockpiles and mineral processing/milling.

Notwithstanding the discussion above, as gold passed through $1,500/oz we noticed increased interest by those pursuing “exposure to Idaho”, including information about our non-core assets. Our Central Idaho holdings (the Eastern Star and McKinley project) have been held as low-cost/high-potential staples within our portfolio and individual stores of value on our balance sheet. These base-building assets were added with the belief that quality gold holdings will provide upside leverage to sustainable higher gold prices and/or future activity in each of their respective locations. We now anticipate boots on the ground by Company geologists in preparation for potential joint ventures and/or other methods of advancement.

To help with our increased exploration activity, the Company is pleased to welcome Rebecca Goddard to the team. Ms. Goddard has over 30 years of experience in exploration, development, and mining geology – specializing in diverse geological settings for a variety of commodities such as gold, silver, lead, zinc, platinum, rare earth elements and uranium. Becky has worked as a senior exploration geologist for Echo Bay Exploration in Nevada, Mexico, and Honduras; a development geologist at

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Stillwater’s platinum operations; was a member of Placer Dome’s discovery team at Cortez Hills in Nevada; explored for uranium deposits in Canada, Australia, Wyoming and Texas for Cameco; and served as Hecla’s Exploration Superintendent at the Greens Creek Mine in Alaska.

In keeping with our modest approach, the Company is also announcing that it has closed on subscriptions of $200,000 to its non-brokered private placement (the “Private Placement”). Proceeds from the private placement will be used for exploration and general working capital, including the possibility of additional strategic minerals exposure.

The Private Placement consisted of units (the “Units”) issued at $0.135per Unit, with each Unit comprised of one common share (a “Common Share”) and ½ common share purchase warrant (a “Warrant”). Each whole Warrant is exercisable into a Common Share (a “Warrant Share”) at an exercise price of $0.18 per Warrant Share for a period of 2 years. A total of 1,481,370 restricted Common Shares and 740,685 whole Warrants were issued pursuant to the Private Placement.

Mr. Swallow concluded, “Our Idaho jurisdiction and the diligence of our workforce have allowed us to plan for tomorrow with a clarity we haven’t enjoyed since Grant and I originally decided to advance the Golden Chest. The critical minerals area is something I have personally followed for decades and our team has discussed for years. Furthermore, while no one enjoys the luxury to schedule adversity, it is evident that our focus on ‘stores of value regardless of the medium of exchange’ has worked when preparing/planning for adversity. Additionally, our participation in an essential Idaho industry has provided us the good fortune to help our families, communities and other stakeholders during this critical time. Since “America 2.0” has yet to be defined, we see no reason to master fighting the last war or manage to metrics designed for something other than the opportunities provided by unprecedented fiat currency debasement, domestic distribution channels, and the effects of a seemingly unlimited flood of liquidity into the global economy.”

Qualified person

NJMC's Vice President of Exploration, Robert John Morgan, PG, PLS is a qualified person as such term is defined in National Instrument 43-101 and has reviewed and approved the technical information and data included in this press release.

About New Jersey Mining Company

New Jersey Mining Company is headquartered in North Idaho, where it is producing gold at its Golden Chest Mine. Gold was first discovered in the Murray Gold Belt in 1882, but by 1888 mining declined as the center of activity and demand for labor shifted to the Silver Valley following the discovery of the Bunker Hill, Sunshine, Lucky Friday, and other iconic regional mines. The rebirth of the long-forgotten Murray Gold Belt has been led by NJMC, as evidenced by production from open-pit and underground operations at the Golden Chest Mine, its extensive land package and superior knowledge of the district gained from current development and production, and ongoing exploration activities.

NJMC has established a high-quality, early to advanced-stage asset base in three historic mining districts of Idaho and Montana, which includes the currently producing Golden Chest Mine. The Company’s objective is to use its considerable in-house skill sets to build a portfolio of mining and milling operations, with a longer-term vision of becoming a mid-tier producer. Management is shareholder focused and owns more than 15-percent of NJMC stock.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

The Company’s common stock trades on the OTC-QB and the CSE Market under the symbol “NJMC.”

For more information on New Jersey Mining Company go to www.newjerseymining.com or call:

Monique Hayes, Corporate Secretary/Investor Relations

Email: monique@newjerseymining.com

(208) 625-9001

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable, but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include, among others, the Company’s ability to identify additional resource, the risk that the mine plan changes due to rising costs or other operational details, an increased risk associated with production activities occurring without completion of a feasibility study of mineral reserves demonstrating economic and technical viability, the risks and hazards inherent in the mining business (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs, a sustained lower price environment, as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. NJMC disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814